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                                                                    EXHIBIT 99.8

                          CONSENT OF PROPOSED DIRECTOR

         I, J. Patrick Millinor, Jr., hereby consent to the use of my name in the Form S-1 Registration Statement (the "Registration Statement") of General Roofing Services, Inc., a Florida corporation (the "Company"), as an individual who has been appointed and will serve as a director of the Company upon the consummation of the initial public offering referenced in the Registration Statement.

July 7, 1998


                                        /s/ J. Patrick Millinor, Jr.
                                        ---------------------------------
                                            J. Patrick Millinor, Jr.